Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Zayo Group Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2015.

GTCR FUND X/A LP
By: GTCR Partners X/A&C LP, its general partner
By: GTCR Investment X LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Associate General Counsel

GTCR FUND X/C LP
By: GTCR Partners X/A&C LP, its general partner
By: GTCR Investment X LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Associate General Counsel

GTCR CO-INVEST X LP
By: GTCR Investment X LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Associate General Counsel

GTCR INVESTORS (CII) LP
By: GTCR Partners X/A&C LP, its general partner
By: GTCR Investment X LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Associate General Counsel

GTCR PARTNERS X/A&C LP
By: GTCR Investment X LLC, its general partner

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Associate General Counsel

GTCR INVESTMENT X LLC

By:	/s/ Jeffrey S. Wright
Name:	Jeffrey S. Wright
Title:	Associate General Counsel